EXHIBIT 10.18

                     FIRST AMENDMENT TO SANDERS SUBLEASE

THIS FIRST AMENDMENT TO SANDERS SUBLEASE is made and entered into this 24th day of February, 2000, by and between BENCHMARK ELECTRONICS, INC., a Texas corporation ("Sublessor"), and [SANDERS, A LOCKHEED MARTIN COMPANY AND A DIVISION OF] LOCKHEED MARTIN CORPORATION, a Maryland corporation ("Sublessee").

                                 WITNESSETH:

WHEREAS, Sublessor is the lessee under a prime lease (the "Prime Lease") for an office building located within the Pope Technical Park in Hillsborough County, New Hampshire, commonly known as Building #2, 65 River Road, Hudson, New Hampshire 03051 (the "Building"); and

WHEREAS, the Sanders Sublease (the "Sublease") was made by and between Sublessor and Sublessee on the 23rd day of February, 1998; and

WHEREAS, Sublessee currently occupies approximately 52,000 square feet on the second floor of the Building and makes use of the common areas, as defined in the Sublease, together the 52,000 square feet and the common areas comprising the "Premises"; and

WHEREAS, Sublessor, under the provisions of Section 1.02 of the Prime Lease, has exercised its option to extend the term of the Prime Lease for one additional term of four (4) years following the expiration of the prime term of the Prime Lease; and

WHEREAS, Sublessee, under the provisions of Section 1.02 of the Sublease wishes to exercise its option to extend the term of the Sublease for a period which shall not terminate later than April 20, 2000; and

WHEREAS, Sublessor is agreeable to such extension; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, Sublessor and Sublessee agree that the Lease shall be amended in accordance with the following terms and conditions:

1. At the expiration of the prime term of the Sublease, the term shall be extended for an additional period commencing February 23, 2000 and expiring not later than April 20, 2000.

2. The Annual Base Rent for this period shall be $6.50 per square foot or $338,000. The monthly installments of rent for this additional period shall be $28,166.67. The daily rental rate shall be $908.60. The last installment of rent is intended to cover the period March 23, 2000 to April 20, 2000. If Sublessee remains in the space for this entire period, the rental for that period associated with the last installment of rent shall be for 29 days or $26,349.40. If Sublessee vacates the space prior to April 20, 2000, the rent shall be calculated using the daily rate as herein set forth.
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3. All other terms, conditions, covenants and/or obligations set forth in the
   Sublease shall remain in full force and effect.

4. All capitalized terms not set forth herein shall have the meaning set forth in the Sublease.

IN WITNESS WHEREOF, the Parties have caused this First Amendment To Sanders Sublease to be executed on the date as indicated in the first sentence of this agreement.

SUBLESSOR:                           SUBLESSEE:
BENCHMARK ELECTRONICS, INC.          SANDERS, A LOCKHEED MARTIN

                                     COMPANY AND A DIVISION OF
                                     LOCKHEED MARTIN CORPORATION
                                     By LMC Properties, Inc. Attorney In Fact
                                     Under Irrevocable Power of Attorney dated
                                     6/5/96

By:______________________________   By:________________________________________
Name:                               Name:
As Its:                             As Its:

Date:                               Date: